EXHIBIT 99(a)
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[INSILCO LOGO]                                                     FOR IMMEDIATE
Excellence in Electronics and Telecommunications Components        RELEASE
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                                  NEWS RELEASE
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INVESTORS: MICHAEL R. ELIA       SR. VICE PRESIDENT & CFO          (614)791-3117
MEDIA:     MELODYE DEMASTUS      MELROSE CONSULTING                (614)771-0860

             INSILCO HOLDING CO. REPORTS THIRD QUARTER 2001 RESULTS

COLUMBUS, OHIO, NOVEMBER 13, 2001 -- INSILCO HOLDING CO. (OTC BULLETIN BOARD:
INSL) today reported sales and operating results for its third quarter and nine months ended September 30, 2001.

The Company reported the following results on a pro forma basis to include the results of acquisitions as if they occurred at the beginning of the relevant period and to exclude impairment and amortization of goodwill, depreciation, interest, taxes, and nonrecurring items in an effort to provide a better understanding of the changes in its operating results.

The Company reported pro forma third quarter sales of $56.5 million compared with $114.2 million recorded last year. The decline reflects weak demand for our customers' end market products as a result of a weakening global economy and reductions in telecom capital spending. Pro forma EBITDA from ongoing operations for the current quarter was $0.9 million compared with $24.6 million recorded last year, reflecting the weak sales volume.

For the first nine months of 2001, the Company reported pro forma EBITDA of $9.8 million, on pro forma sales of $194.9 million, compared to pro forma EBITDA of $67.4 million, on pro forma sales of $330.3 million, reported in the comparable period a year ago.

David A. Kauer, Insilco President and CEO said, "While we continue to see weakness across the board, both in the economy and in particular the telecom sector, we are beginning to see increased quote and order activity, albeit on an uneven pattern in our non-telecom markets. We have and continue to respond to these weak conditions by taking actions to "right-size" our organization to meet the lower demand level. In fact, since late September, we have eliminated another 104 direct and 92 indirect personnel representing nearly $6.0 million in annualized wages and fringes and have plans to reduce ancillary annualized costs by an additional $2.0 million. Moreover, we have generated cash of more than $27 million from net working capital reductions in accounts receivable, inventories and accounts payable since December of last year, and had nearly $39 million of liquidity at the end of the third quarter, despite the substantial sales decline."

OUTLOOK

Kauer continued, "We are encouraged by increased order activity from consumer, cable and networking customers for our Passive Components product line, and in particular for our MagJack product line. We also have several precision stamping projects in development that, once placed into production, will provide as much as $6.0 to $8.0 million in annualized revenues. We do, however, continue to experience weak demand from telecom customers for our custom assembly products and do not see any near-term improvement in demand from these customers. Conversely, we are seeing steady volumes from our automotive customers in this segment."

"Although visibility is still quite limited, thereby making it difficult to provide a precise short-term forecast, our strict financial management and the $15 million cash infusion from our equity sponsor in August has allowed us to maintain sufficient liquidity to meet our obligations and we are cautiously optimistic that certain of our markets may now have bottomed."

REPORTED RESULTS

The net loss for the Company's current quarter was ($17.4) million compared to net income of $19.2 million recorded a year ago in the third quarter. Third quarter 2000 results included after-tax income of $21.5 million from discontinued operations. The loss available to common shareholders for the third quarter of 2001 was ($19.4) million or ($12.93) per diluted share, versus income of $17.4 million, or $10.94 per diluted share, available to common shareholders for the 2000 third quarter. The net loss for the Company's current nine months was ($135.5) million compared to net income of $60.5 million recorded in the same period last year, which included after tax income and gains of $69.5 million from discontinued operations. The loss available to common shareholders for the first nine-months of 2001 was ($141.4) million or ($94.37) per diluted share. For the comparable period in 2000, the Company recorded net income available to common shareholders of $55.4 million, or $36.37 per diluted share.

Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, fiber optic assemblies and subassemblies, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

Insilco maintains more than 1.4 million square feet of manufacturing space and has 23 locations throughout the United States, Canada, Mexico, China, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at WWW.INSILCO.COM or WWW.INSILCOTECHNOLOGIES.COM.

THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS IN PARAGRAPH SIX THROUGH SEVEN WITH RESPECT TO: THE COMPANY'S ABILITY TO MAINTAIN SUFFICIENT LIQUIDITY TO MEET ITS FINANCIAL OBLIGATIONS AND MEET CUSTOMER EXPECTATIONS; SHORT- TERM AND LONG-TERM OUTLOOK; GROWTH PROSPECTS; ECONOMIC CONDITIONS; THE ABILITY TO IMPROVE OPERATING EFFICIENCIES AND TO FURTHER REDUCE EXPENSES. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: DELAYS IN NEW PRODUCT INTRODUCTIONS, LACK OF MARKET ACCEPTANCE FOR NEW PRODUCTS, CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN MARKET TRENDS, GENERAL COMPETITIVE PRESSURES FROM EXISTING AND NEW COMPETITORS, ADVERSE CHANGES IN OPERATING PERFORMANCE, CHANGES IN INTEREST RATES, AND ADVERSE ECONOMIC CONDITIONS WHICH COULD AFFECT THE AMOUNT OF CASH AVAILABLE FOR DEBT SERVICING AND CAPITAL INVESTMENTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND SUBSEQUENT REPORTS ON FORM 10-Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.

                            -THREE TABLES TO FOLLOW-

                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
             (Amounts in millions, except share and per share data)

                                     ACTUAL

                                                             Three Months Ended              Nine Months Ended
                                                                September 30,                   September 30,
                                                         --------------------------      --------------------------
                                                            2001            2000            2001            2000
                                                         ----------      ----------      ----------      ----------
Sales                                                    $     56.5            99.5           194.9           270.2
Cost of sales, excluding depreciation                          48.0            70.5           161.9           194.4
Selling, general and administrative expenses,
   excluding depreciation                                       8.5            13.7            26.6            36.6
Depreciation and amortization expense                           5.1             3.7            15.4            10.4
Goodwill impairment charge                                     --              --              97.3            --
Significant legal and professional fees                        --              --               0.1             0.3
Severance and other                                             1.3            --               3.2             0.8
Restructuring charge                                            0.9            --               0.9            --
                                                         ----------      ----------      ----------      ----------
   Operating income (loss)                                     (7.3)           11.6          (110.5)           27.7
Interest expense, net                                         (13.3)          (12.8)          (35.6)          (38.4)
Other expense, net                                              0.2            --              (0.1)           (0.3)
                                                         ----------      ----------      ----------      ----------
   Loss before income taxes, extraordinary
      item and discontinued operations                        (20.4)           (1.2)         (146.2)          (11.0)
Income tax benefit                                              3.0             1.8            10.7             4.9
                                                         ----------      ----------      ----------      ----------
   Net loss before extraordinary item and
      discontinued operations                                 (17.4)            0.6          (135.5)           (6.1)
Extraordinary item                                             --              (2.9)           --              (2.9)
                                                         ----------      ----------      ----------      ----------
   Loss before discontinued operations                        (17.4)           (2.3)         (135.5)           (9.0)

Discontinued operations, net of tax:
   Income from operations                                      --               1.0            --               5.9
   Gain on disposal                                            --              20.5            --              63.6
                                                         ----------      ----------      ----------      ----------
Income from discontinued operations                            --              21.5            --              69.5
   Net income (loss)                                          (17.4)           19.2          (135.5)           60.5
                                                         ----------      ----------      ----------      ----------
Preferred stock dividend                                       (2.0)           (1.8)           (5.9)           (5.1)
                                                         ----------      ----------      ----------      ----------
   Net income (loss) available to common                 $    (19.4)           17.4          (141.4)           55.4
                                                         ==========      ==========      ==========      ==========
Earnings (loss) before other income, interest,
   taxes, depreciation, amortization, and
   one-time items                                        $      0.0            15.3             6.4            39.2
                                                         ==========      ==========      ==========      ==========
Capital expenditures                                     $     (0.9)           (2.6)           (5.2)           (6.1)
                                                         ==========      ==========      ==========      ==========
Basic Shares                                                  1,499           1,507           1,499           1,523
                                                         ==========      ==========      ==========      ==========
Basic income (loss) per share available to common:
Loss from continuing operations                          $   (12.93)          (0.81)         (94.37)          (7.37)
                                                         ==========      ==========      ==========      ==========
Basic income (loss) per share                            $   (12.93)          11.56          (94.37)          36.37
                                                         ==========      ==========      ==========      ==========
Diluted Shares                                                1,499           1,593           1,499           1,523
                                                         ==========      ==========      ==========      ==========
Diluted income (loss) per share available to common:
Loss from continuing operations                          $   (12.93)          (0.77)         (94.37)          (7.37)
                                                         ==========      ==========      ==========      ==========
Diluted income (loss) per share                          $   (12.93)          10.94          (94.37)          36.37
                                                         ==========      ==========      ==========      ==========

                               INSILCO HOLDING CO.
          Reconciliation of EBITDA to Reported Operating Income (Loss)
                                   (Unaudited)
                              (Amounts in millions)

                                                          Three Months Ended              Nine Months Ended
                                                             September 30,                   September 30,
                                                      --------------------------      --------------------------
                                                         2001            2000            2001            2000
                                                      ----------      ----------      ----------      ----------
Pro Forma Sales
Custom Assemblies                                     $     23.9            63.8            88.5           185.1
Precision Stampings                                         13.9            18.7            45.8            60.3
Passive Components                                          18.7            31.7            60.6            84.9
                                                      ----------      ----------      ----------      ----------
  Total proforma sales                                      56.5           114.2           194.9           330.3
Pro forma cost of sales, excluding depreciation             47.6            79.8           160.1           234.4
Pro forma selling, general and administrative
  expenses, excluding depreciation                           8.0             9.8            25.0            28.5
                                                      ----------      ----------      ----------      ----------
Proforma EBITDA (1) (2)                                      0.9            24.6             9.8            67.4
  Acquisition related charges                               (0.9)           (5.2)           (3.4)          (12.6)
  Depreciation and amortization expense                     (5.1)           (3.7)          (15.4)          (10.4)
  Goodwill impairment charge                              --              --               (97.3)         --
  Significant legal and professional fees                 --              --                (0.1)           (0.3)
  Severance and other                                       (1.3)         --                (3.2)           (0.8)
  Restructuring charges                                     (0.9)         --                (0.9)         --
  Acquired businesses pre-acquisition EBITDA              --                (4.1)         --               (15.6)
                                                      ----------      ----------      ----------      ----------
Reported operating income (loss)                            (7.3)           11.6          (110.5)           27.7
                                                      ==========      ==========      ==========      ==========

(1) Pro forma results reflect (i) the acquisitions of TAT (February, 2000), Precision Cable (August, 2000) and InNet Technologies (January 2001) and their associated incentive expenses and (ii) the divestitures of Taylor Publishing and the Automotive Segment, in each case, as if they occurred at the beginning of the relevant period, and (iii) the exclusion of certain non-recurring, non-operating expense items, such as severence and asset writedowns.

(2) "EBITDA", which is defined as earnings before interest expense (net), income taxes, depreciation and amortization and non-operating items, is not intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles. EBITDA data are included because we understand that such information is used by certain investors as one measure of an issuer's historical ability to service debt. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies, or used in the Company's debentures, credit or other similar agreements, due to potential inconsistencies in the method of calculation.

                               INSILCO HOLDING CO.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                              (Amounts in millions)

                                                                             September 30,     December 31,
                                                                                 2001              2000
                                                                             ------------      ------------
                                     ASSETS
Current assets:                      ------
  Cash and cash equivalents                                                  $       23.0              28.1
  Receivables, net                                                                   41.7              63.4
  Inventories, net                                                                   48.0              58.8
  Current portion of deferred taxes                                                   2.6               2.4
  Prepaid expenses                                                                    2.2               5.4
                                                                             ------------      ------------
       Total current assets                                                         117.5             158.1

Property, plant and equipment, net                                                   55.5              58.3
Goodwill, net                                                                        55.9             121.3
Deferred taxes                                                                       12.3               1.1
Other assets and deferred charges                                                    16.3              17.7
                                                                             ------------      ------------
       Total assets                                                          $      257.5             356.5
                                                                             ============      ============

                         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:     -------------------------------------
  Accounts payable                                                           $       17.8              28.7
  Accrued expenses and other                                                         18.3              34.4
  Accrued interest payable                                                            5.5               6.5
  Estimated income taxes                                                              6.7               6.9
  Current portion of long-term debt                                                   5.2               5.2
  Current portion of long-term obligations                                            0.9               0.9
                                                                             ------------      ------------
       Total current liabilities                                                     54.4              82.6

Senior Bank Debt                                                                    213.8             159.5
12% Senior Subordinated Notes                                                       119.8             119.8
14% Senior Discount Notes                                                           105.6              95.1
Other long-term debt                                                                  0.3               0.5
                                                                             ------------      ------------
  Total long term debt                                                              439.5             374.9
Other long-term obligations                                                          39.3              38.1
Minority interest                                                                     0.1             --
Preferred stock                                                                      53.0              47.1
Stockholders' deficit                                                              (328.8)           (186.2)
                                                                             ------------      ------------
       Total liabilities and stockholders' deficit                           $      257.5             356.5
                                                                             ============      ============